EXHIBIT 10.1

AMENDMENT NO. 4 TO

FOURTH SHORT-TERM LOAN AGREEMENT AND

FOURTH SHORT-TERM PROMISSORY NOTE

This Amendment No. 4 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note (this “Amendment”), dated effective as of January 7, 2025 (the “Effective Date”), is between Mustang Funding, LLC, a Delaware limited liability company (“Borrower”), and Mill City Ventures III, Ltd., a Minnesota corporation (“Lender”), for the purpose of amending that certain Fourth Short-Term Loan Agreement by and between Lender and Borrower dated as of September 29, 2023 (the ”Loan Agreement”), and associated Fourth Short-Term Promissory Note (the ”Note”), as each of the Loan Agreement and Note have been amended earlier pursuant to an Amendment No. 1 to Fourth Short-Term Loan Agreement and Fourt Short-Term Promissory Note dated as of April 29, 2024, Amendment No. 2 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note dated as of November 18, 2024, and Amendment No. 3 to Fourth Short-Term Promissory Note and Fourth Short-Term Promissory Note dated as of December 18, 2023.

Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Loan Agreement.

1. Change in Definition of Maturity Date. The defined term “Maturity Date,” which appears in the Loan Agreement (and is used in the Note), is hereby amended to read in its entirety as set forth below:

“Maturity Date” is January 21, 2025.

2. Other Matters. Other than as specifically set forth in Section 1 above, the Loan Agreement and the Note shall be unaffected by this Amendment or otherwise.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to set their hands to this Amendment to be effective as of the Effective Date.

LENDER:		BORROWER:

MILL CITY VENTURES III, LTD.		MUSTANG FUNDING, LLC

By:	/s/ Joseph A. Geraci II	By:	/s/ James K. Beltz
Name:	Joseph A. Geraci II	Name:	James K. Beltz
Title:	CFO	Title:	President